As filed with the Securities and Exchange Commission on July 3, 2008 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         BENEFICIAL MUTUAL BANCORP, INC.
             (exact name of registrant as specified in its charter)

       UNITED STATES                                   56-2480744
       -------------                                   ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                          510 WALNUT STREET, 19TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19106
                                 (215) 864-6000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

           BENEFICIAL MUTUAL BANCORP, INC. 2008 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                             ----------------------

                                                COPIES TO:
GERARD P. CUDDY                                 GARY R. BRONSTEIN, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER           LORI M. BERESFORD, ESQUIRE
BENEFICIAL MUTUAL BANCORP, INC.                 KILPATRICK STOCKTON LLP
510 WALNUT STREET, 19TH FLOOR                   607 14TH STREET, N.W., SUITE 900
PHILADELPHIA, PENNSYLVANIA 19106                WASHINGTON, D.C. 20005
(215) 864-6000                                  (202) 508-5800


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

       Large accelerated filer [ ]              Accelerated filer |X|
       Non-accelerated filer [  ]               Smaller reporting company [ ]
       (Do not check if a smaller reporting company)


===================================================================================================================
          Title of                                     Proposed Maximum      Proposed Maximum
      Securities to be                Amount          Offering Price Per    Aggregate Offering        Amount of
         Registered            to be Registered (1)          Share                 Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------
        Common Stock
       $0.01 par value             5,643,351 (2)         $11.07(3)           $62,471,896           $2,456
===================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Beneficial Mutual Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Beneficial Mutual Bancorp, Inc. common stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The closing price of the Common Stock as reported on June 30, 2008 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

BENEFICIAL MUTUAL BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Beneficial Mutual Bancorp, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which includes the consolidated statements of condition as of December 31, 2007 and 2006 and the related consolidated statements of operation, changes in stockholders' equity and cash flows for the Registrant and its subsidiaries for each of the years in the three-year period ending December 31, 2007, filed with the SEC on March 31, 2008 (File No. 001-33476).

         (b) The Corporation's Quarterly Report on Form 10-Q for the calendar quarter ending March 31, 2008, filed with the SEC on May 15, 2008 (File No. 001-33476).

         (c) The Corporation's Current Reports on Form 8-K (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K) filed with the SEC on May 23, 2008, April 22, 2008, April 16, 2008 and April 1, 2008 (File No. 001-33476), respectively.

         (d) The description of the Registrant's common stock contained in the Registrant's Form 8-A 12B (File No. 001-33476), as filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on May 17, 2007.

         (e) All documents filed by the Registrant, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02. 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Kilpatrick Stockton LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Beneficial Mutual Bancorp, Inc. (the "Subsidiary Holding Company") shall indemnify its directors, officers and employees in accordance with the following provision from its Bylaws:

                                   ARTICLE XII
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5.0 Opinion of Kilpatrick Stockton LLP as to the legality of the common stock to be issued
         10.1     Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan(1)
         10.2     Form of Restricted Stock Award Agreement
         10.3     Form of Performance Award Agreement
         10.4     Form of Non-Statutory Stock Option Award Agreement
         23.1     Consent of Kilpatrick Stockton LLP
                  (contained in the Opinion included as Exhibit 5)
         23.2     Consent of Deloitte & Touche LLP
         24.0     Power of Attorney (contained on the signature pages).
----------------------
(1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on April 16, 2008 (File No. 001-33476).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Beneficial Mutual Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 3, 2008.

                                      BENEFICIAL MUTUAL BANCORP, INC.


                                      By: /s/ Gerard P. Cuddy
                                          --------------------------------------
                                          Gerard P. Cuddy
                                          President, Chief Executive Officer and
                                          Director
                                          (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gerard P. Cuddy and Joseph F. Conners, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                                   Title                                  Date
        ----                                   -----                                  ----


/s/ Gerard P. Cuddy                     President, Chief Executive Officer        July 3, 2008
---------------------------             and Director
Gerard P. Cuddy                         (principal executive officer)



/s/ Joseph F. Conners                   Executive Vice President and              July 3, 2008
---------------------------             Chief Financial Officer
Joseph F. Conners                       (principal financial and
                                        accounting officer)




/s/ Edward G. Boehne                    Director                                  July 3, 2008
---------------------------
Edward G. Boehne



/s/ Frank A. Farnesi                    Director                                  July 3, 2008
---------------------------
Frank A. Farnesi



/s/ Elizabeth H. Gemmill                Director                                  July 3, 2008
---------------------------
Elizabeth H. Gemmill



/s/ Thomas F. Hayes                     Director                                  July 3, 2008
---------------------------
Thomas F. Hayes



                                        Director
---------------------------
Charles Kahn, Jr.



/s/ Thomas J. Lewis                     Director                                  July 3, 2008
---------------------------
Thomas J. Lewis



/s/ Joseph J. McLaughlin                Director                                  July 3, 2008
---------------------------
Joseph J. McLaughlin



/s/ Michael J. Morris                   Director                                  July 3, 2008
---------------------------
Michael J. Morris



/s/ George W. Nise                      Director                                  July 3, 2008
---------------------------
George W. Nise



                                        Director
---------------------------
Donald F. O'Neill



/s/ Craig W. Yates                      Director                                  July 3, 2008
---------------------------
Craig W. Yates



                                        Director
---------------------------
Roy D. Yates
